UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 3, 2009

THE CHILDREN’S PLACE RETAIL STORES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-23071	31-1241495
(Commission File Number)	(IRS Employer Identification No.)

915 Secaucus Road, Secaucus, New Jersey	07094
(Address of Principal Executive Offices)	(Zip Code)

(201) 558-2400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

Reference is made to Item 5.02 of this Current Report on Form 8-K.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Extension of Term of Employment Agreement

Effective as of November 30, 2009, the term of Charles K. Crovitz’s employment with the Company as Interim Chief Executive Officer under the Employment Agreement, dated September 26, 2007, between the Company and Mr. Crovitz, as amended (the “Employment Agreement”), was extended from November 30, 3009 until January 4, 2010, unless sooner terminated in accordance with the provisions of Section 5 of the Employment Agreement.  Mr. Crovitz will continue to serve as Interim Chief Executive Officer of the Company pursuant to the terms of the Employment Agreement, the terms of which have been previously disclosed in the Company’s reports filed with the Securities and Exchange Commission, including the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 16, 2009, as supplemented.

Deferred Compensation Plan

On December 3, 2009, the Board of Directors of the Company approved and adopted The Children’s Place Retail Stores, Inc. Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”) to be effective January 1, 2010.  Under the Deferred Compensation Plan, which is a nonqualified, unfunded plan, each eligible senior level employee of the Company may elect to defer up to 80% of his or her base salary and/or up to 100% of his or her bonus to be earned for the year following the year in which the deferral election is made.  The Deferred Compensation Plan also permits members of the Board of Directors to elect to defer payment of all or a portion of their retainer and other fees to be earned for the year following the year in which a deferral election is made.  In addition, eligible employees and directors of the Company may also elect to defer payment of any shares of Company stock that is earned with respect to deferred stock awards.  The Company may, but is not required to, credit participants with additional Company contribution amounts.

Deferred amounts, which are not subject to forfeiture, will be credited to bookkeeping accounts and will be deemed invested among investment funds to be offered under the Deferred Compensation Plan.  Payments of deferred amounts (as adjusted for earnings and losses) are payable following separation from service or at a date or dates elected by the participant at the time the deferral is elected.  Payments of deferred amounts are generally made in either a lump sum or in annual installments over a period not exceeding fifteen years.  Earlier distributions are not permitted except in the case of an unforeseen hardship.  Although the Company may establish a trust fund for the purpose of accumulating the amounts payable under the Deferred Compensation Plan, the assets of the trust will remain subject to the claims of Company creditors in the event of the Company’s bankruptcy or insolvency.

The description of the Deferred Compensation Plan set forth herein is qualified in its entirety by reference to the full text thereof, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending January 30, 2010.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 3, 2009
THE CHILDREN’S PLACE RETAIL STORES, INC.

By:	/s/ Susan J. Riley
Name:	Susan J. Riley
Title:	Executive Vice President, Finance and Administration